Partners Group Private Equity (Master Fund),
LLC
Registration No. 811-22241
Form N-SAR
Semi-Annual Period Ended September 30, 2016


SUB-ITEM 77C: Submission of matters to a vote of security holders

	A Special Meeting of Members of Partners
Group Private Equity (Master Fund), LLC was held on June 30, 2016 and reconvened on August 12,
2016 to consider the proposals described below.
All proposals were approved. The results of the voting at the Special Meeting were as follows:

P
r
o
p
o
s
a
l
F
o
r

t
h
e

R
e
s
o
l
u
t
i
o
n
A
g
a
i
n
s
t

t
h
e

R
e
s
o
l
u
t
i
o
n
A
b
s
t
a
i
n
1
..

A
p
p
r
o
v
a
l

o
f

t
h
e

n
e
w

L
i
m
i
t
e
d

L
i
a
b
i
l
i
t
y

C
o
m
p
a
n
y

A
g
r
e
e
m
e
n
t
7
9
..
9
0
2
%
1
8
..
5
6
4
%
1
..
5
3
3
%
2
..

A
p
p
r
o
v
a
l

o
f

t
h
e

r
e
o
r
g
a
n
i
z
a
t
i
o
n

o
f

t
h
e

m
a
s
t
e
r
-
f
e
e
d
e
r

s
t
r
u
c
t
u
r
e

i
n
t
o

a

s
i
n
g
l
e

f
u
n
d

w
i
t
h

m
u
l
t
i
p
l
e

c
l
a
s
s
e
s

o
f

i
n
t
e
r
e
s
t
s
8
0
..
0
1
7
%
1
8
..
3
5
1
%
1
..
6
3
1
%
3
..

A
p
p
r
o
v
a
l

o
f

t
h
e

S
e
c
o
n
d

A
m
e
n
d
e
d

a
n
d

R
e
s
t
a
t
e
d

I
n
v
e
s
t
m
e
n
t

M
a
n
a
g
e
m
e
n
t

A
g
r
e
e
m
e
n
t

b
e
t
w
e
e
n

t
h
e

F
u
n
d

a
n
d

P
a
r
t
n
e
r
s

G
r
o
u
p

(
U
S
A
)

I
n
c
..
7
2
..
6
4
6
%
2
5
..
6
8
8
%
1
..
6
6
5
%
4
..

A
p
p
r
o
v
a
l

o
f

t
h
e

D
i
s
t
r
i
b
u
t
i
o
n

a
n
d

S
e
r
v
i
c
e

P
l
a
n

f
o
r

C
l
a
s
s

A

I
n
t
e
r
e
s
t
s

o
f

t
h
e

F
u
n
d
6
3
..
1
6
8
%
2
6
..
3
3
0
%
1
0
..
5
0
1
%
5
..

A
p
p
r
o
v
a
l

o
f

a

M
i
n
i
m
u
m

R
e
p
u
r
c
h
a
s
e

T
h
r
e
s
h
o
l
d

f
o
r

t
h
e

F
u
n
d
8
0
..
0
2
1
%
1
8
..
2
1
3
%
1
..
7
6
5
%













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